UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2011

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8360 S. Durango Drive
Las Vegas, NV	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011  Annual Meeting of Stockholders of Allegiant Travel Company (the “Company”)was held on June 14, 2011. The following proposals were adopted as follows:

1.  Election of a Board of Directors of six members to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Votes For	Votes Withheld

Maurice J. Gallagher, Jr.	15,546,187	334,721

Montie Brewer	15,815,315	65,593

Gary Ellmer	15,815,322	65,586

Timothy Flynn	12,960,729	2,924,490

Charles Pollard	15,832,859	48,049

John Redmond	13,660,733	2,224,486

2.  Advisory vote approving executive compensation:

Votes For:	11,894,937
Votes Against:	3,972,118
Votes Abstaining:	13,853
Broker Non-votes:	739,336

3. Advisory vote on frequency of future votes on executive compensation:

Every 1 year:	8,521,919
Every 2 years:	21,616
Every 3 years:	7,333,891
Votes Abstaining:	3,482
Broker Non-votes:	739,336

4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For:	16,460,140
Votes Against:	147,686
Votes Abstaining:	1,731
Broker Non-votes:	4,311

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2011	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer